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                                                                   EXHIBIT 10.23

                    [LETTERHEAD OF STREAMLOGIC CORPORATION]



                                             November 12, 1996


Mr. Eric Herzog
2775 Calle De La Loma
Pleasanton, CA 94566

Dear Eric:

Congratulations! I am pleased to confirm your promotion to the position of Sr. Vice President, Marketing. The terms of your promotion will be as follows:

     .    Annual salary of $165,000 effective November 12, 1996.

     . Change from the 20,000 shares granted on October 18, 1996 to 45,000 shares effective the same date. The terms and vesting schedule are described in your Incentive Stock Option Agreement enclosed.

Eric, thank you for your continued contributions to making StreamLogic successful.

                                       Sincerely,

                                       /s/ J. Larry Smart
                                       J. Larry Smart, CEO

cc: Sue Whitfield